Exhibit 3.1

OFFICE PROPERTIES INCOME TRUST

ARTICLES OF AMENDMENT

Office Properties Income Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Declaration of Trust of the Trust is hereby amended by deleting the second sentence of Section 6.1 of Article VI in its entirety and substituting in lieu thereof a new sentence to read as follows:

“The Trust has authority to issue 250,000,000 Shares, consisting of 250,000,000 common shares of beneficial interest, $.01 par value per share (“Common Shares”).”

SECOND: The amendment to the Declaration of Trust of the Trust as set forth above has been duly approved by the Board of Trustees of the Trust. Pursuant to Section 8-203(a)(8) of the Maryland REIT Law and Article VI, Section 6.1 of the Declaration of Trust of the Trust, no shareholder approval is required.

THIRD: The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to this amendment was 200,000,000, consisting of 200,000,000 common shares, $.01 par value per share, having an aggregate par value of $2,000,000.

FOURTH: The total number of shares of beneficial interest which the Trust has authority to issue pursuant to this amendment is 250,000,000, consisting of 250,000,000 common shares, $.01 par value per share, having an aggregate par value of $2,500,000.

FIFTH: The undersigned President and Chief Operating Officer acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Operating Officer acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Operating Officer and attested to by its Assistant Secretary on this 14th day of March, 2025.

ATTEST:		OFFICE PROPERTIES INCOME TRUST

By:	/s/ Jacquelyn S. Anderson	By:	/s/ Yael Duffy
Name:	Jacquelyn S. Anderson	Name:	Yael Duffy
Title:	Assistant Secretary	Title:	President and Chief Operating Officer

[Signature Page to OPI Articles of Amendment]